SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         STANDARD COMMERCIAL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                         STANDARD COMMERCIAL CORPORATION
                                2201 Miller Road
                          Wilson, North Carolina 27893


                    Notice of Annual Meeting of Shareholders
                           To Be Held August 11, 1998





Dear  Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Standard Commercial Corporation at the Wilson Country Club off West Nash Road in Wilson, North Carolina on Tuesday, August 11, 1998 at 12 noon to:

                  (a)      elect four directors;

                  (b) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1999; and

                  (c) transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on June 15, 1998 will be entitled to vote at the meeting.


                                                         Sincerely,

                                                         /s/ Robert E. Harrison
                                                         -----------------------
                                                         Robert E. Harrison
                                                         President


June 26, 1998



     You are invited to a luncheon immediately following the meeting. If you plan to attend, please complete and return the enclosed card directly to the Company or telephone 252-291-5507 Ext 259. Entrance to the Wilson Country Club off West Nash Road is two miles northwest of the intersection of Ward Boulevard and West Nash Street in Wilson.



       PLEASE VOTE YOUR SHARES PROMPTLY BY COMPLETING AND RETURNING YOUR PROXY IN THE ENVELOPE PROVIDED.

                         STANDARD COMMERCIAL CORPORATION

                         ------------------------------
                                 Proxy Statement
                         Annual Meeting of Shareholders
                                 August 11, 1998
                         ------------------------------

     The accompanying proxy is solicited by the Board of Directors. A shareholder giving a proxy may revoke it at any time before it is exercised. Shareholders of record at the close of business on June 15, 1998 will be entitled to vote at the meeting or any adjournments thereof. It is expected that proxy material will be mailed on or about June 26, 1998.

                              ELECTION OF DIRECTORS

     The Company's Articles of Incorporation divide the Board of Directors into three classes as nearly equal in number as possible, each of which serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Three of the present directors, William S. Barrack, Jr., Charles H. Mullen and J. Alec G. Murray, who were elected for three-year terms expiring at this Annual Meeting, and William S. Sheridan, who was elected by the Directors in January 1998, have been nominated for three-year terms expiring at the Annual Meeting in 2001. The six other directors, who were elected for terms expiring at the Annual Meetings in 1999 and 2000, will remain in office.
                 INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

     The information that follows as to the principal occupations and directorships and the number of shares of the Company's common stock beneficially owned, directly or indirectly, has been furnished to the Company by such persons.


Name, Age and Year First Became Director               Principal Occupation During Past Five Years
----------------------------------------               -------------------------------------------
                                Nominees for Terms Expiring in 2001

William S. Barrack, Jr. - 68, Director 1992            Retired   Senior   Vice
                                                       President,   Texaco  Inc.
                                                       A  director  of
                                                       Consolidated Natural Gas
                                                       Company.

Charles H. Mullen - 70, Director  1995                 Retired Chairman and
                                                       Chief  Executive
                                                       Officer, The  American
                                                       Tobacco Company, and
                                                       retired   Vice President,
                                                       American Brands,  Inc.  A
                                                       director  of  Swisher
                                                       International Group Inc.

J. Alec  G.  Murray  - 61,  Director  1977             Chairman  of  the  Board
                                                       since  August 1996;
                                                       previously
                                                       President/Vice Chairman
                                                       and Chief Executive
                                                       Officer.

William S. Sheridan - 44, Director 1998                Senior Vice President and
                                                       Chief Financial Officer
                                                       Sotheby's  Holdings, Inc.
                                                       since  1996.  Prior
                                                       thereto  he was a partner
                                                       with  Deloitte  & Touche
                                                       LLP.

                          Directors Continuing in Office Until 1999

Marvin W. Coghill - 64, Director 1974                  Chairman - Tobacco
                                                       Division;  prior to
                                                       April  1994,  President
                                                       of the Company.

Robert E. Harrison - 44, Director 1995                 President  and  Chief
                                                       Executive  Officer  since
                                                       August  1996.  He was
                                                       employed  in July 1995 as
                                                       Senior  Vice  President
                                                       and Chief  Financial
                                                       Officer and retained the
                                                       latter  position until
                                                       April 1998.  Previously
                                                       employed  by R J
                                                       Reynolds  International
                                                       in a  number  of
                                                       management positions,
                                                       primarily in the Far
                                                       East.

William A. Ziegler - 73,  Director 1985                Retired partner, Sullivan
                                                       &    Cromwell, attorneys;
                                                       currently consultant, and
                                                       a director of a private
                                                       company.

                    Directors Continuing in Office Until 2000

Henry R. Grunzke -  66, Director 1987                  Consultant;        and
                                                       President, International
                                                       Wool    and    Textile
                                                       Organization    since
                                                       August   1996; previously
                                                       Chairman  and
                                                       Commercial Director -
                                                       Wool Division.

Ery W. Kehaya - 74, Director 1949                      Chairman Emeritus since
                                                       August 1996;  previously
                                                       Chairman of the Board and
                                                       retired Chief Executive
                                                       Officer.

Daniel M. Sullivan - 74, Director 1995                 Founder and retired Chief
                                                       Executive  Officer,
                                                       Frost & Sullivan,  Inc.;
                                                       currently  Chairman  JLM
                                                       Couture,  Inc.  and
                                                       director of four private
                                                       companies.
--------------



     There are no family relationships among any of the directors and executive officers except that Ery W. Kehaya is the father of Ery W. Kehaya II, a Vice President of the Company.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth at June 11, 1998 the common stock owned beneficially, according to advice received by the Company, by each 5% or larger shareholder, by each of the executive officers listed in the Summary Compensation Table and by all executive officers and directors as a group:



  Name and Address                                    Shares Owned                          % of Class
  ----------------                                    ------------                          ----------
  Ery W. Kehaya                                         2,853,769 1                            22.3%
  810 Saturn Street
  Jupiter, FL  33477-4456

  FMR Corp                                              1,023,805                               8.0%
  82 Devonshire Street
  Boston, MA 02019

  Royce & Associates, Inc.                                834,316                               6.5%
  1414 Avenue of the Americas
  New York, NY  10019

  Dimensional Fund Advisors, Inc.                         706,906                               5.5%
  1299 Ocean Avenue
  Santa Monica, CA 90401

  Marvin W. Coghill                                       221,066 2                             1.7%
  J. Alec G. Murray                                       206,443 3                             1.6%
  Thomas M. Evins, Jr.                                     81,324 4                              *
  Robert E. Harrison                                       36,848 5                              *
  William A. Ziegler                                        6,465                                *
  Alfred F. Rehm, Jr.                                       3,628 6                              *
  Henry R. Grunzke                                          2,607                                *
  William S. Barrack, Jr.                                   2,438 7                              *
  Charles H. Mullen                                         2,052                                *
  Daniel M. Sullivan                                        1,413                                *
  Paul H. Bicque                                              921                                *
  William S. Sheridan                                         -0-                                *

   All directors and officers as a group                3,676,104 8                            28.7%

----------------
  *  Less than one percent.

 1 Includes (i) 615,165 shares held by Mr. Kehaya as trustee for the benefit of his children; (ii) 3,404 shares underlying $100,000 principal amount of the Company 7 1/4% Convertible Subordinated Debentures held by his wife assuming conversion thereof at the current conversion price of $29.38 per share; and (iii) 43,345 shares held by his wife.

 2 Includes 3,417 shares held for Mr. Coghill's account by the trustee of the Company's 401(k) Savings Plan.

3    Includes  11,566 shares owned by Mr. Murray's wife.

4 Includes 1,244 shares held for Mr. Evins' account by the trustee of the Company's 401(k) Savings Plan.

5 Includes 343 shares held for Mr. Harrison's account by the trustee of the Company's 401(k) Savings Plan and 33,333 shares represented by vested, unexercised stock options..

6 Includes 1,723 shares held for Mr. Rehm's account by the trustee of the Company's 401(k) Savings Plan.

7    Includes 555 shares owned by Mr.  Barrack's wife.

8 Includes the shares discussed in footnotes (1-7) above. Also includes 257,130 outstanding shares held beneficially by other executive officers.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "named executive officers") for services in all capacities for fiscal year ended March 31, 1998.


                                                                                       Long-Term Compensation
                                                      Annual Compensation              ----------------------
                                                -----------------------------------   Restriced    Securities
                                      Fiscal                           Other Annual     Stock      Underlying
   Name and Principal Position         Year      Salary       Bonus    Compensation(1) Awards(2)    Options
   ---------------------------        ------    -------      -------   ------------    -------     ----------
   Robert E. Harrison(3)               1998    $350,000    $100,000      $3,200       $37,083       100,000
      President and Chief Executive    1997     271,250         -0-       2,250           -0-           -0-
      Officer                          1996     142,500         -0-         -0-           -0-           -0-

   Marvin W. Coghill Chairman -        1998    $325,000   $  50,000      $3,200       $61,145           -0-
   Tobacco Division                    1997     310,000     310,000 1       -0-         3,000           -0-
                                       1996       0,000         -0-       3,000           -0-           -0-

   Thomas M. Evins, Jr.(4) - Tob Div   1998    $210,000   $     -0-      $3,200      $36,488            -0-
      Vice President and Regional      1997     200,000         -0-       3,000           -0-           -0-
   Mgr                                 1996     185,000         -0-       3,000           -0-           -0-
      - North & Central America

   Paul H. Bicque    Managing          1998    $182,430   $  18,000   $     -0-       $16,118           -0-
   Director                            1997     164,000         -0-         -0-           -0-           -0-
       - Wool Division                 1996     142,100         -0-         -0-           -0-           -0-

   Alfred F. Rehm, Jr.(5) - Tobacco    1998    $140,000   $  40,000      $2,800       $25,638           -0-
      Division Vice President -        1997     130,000      30,000       2,600           -0-           -0-
   Sales                               1996     122,000     101,000       2,440           -0-           -0-


(1)  Employer  contributions  under the Company's 401(k) Savings Incentive
     Plan. Eligible employees in the United States may contribute the lesser of 18% of recognizable compensation or the maximum amount ($10,000 in calendar 1998) permitted under the Internal Revenue Code. Employee contributions are partially matched with employer contributions in the form of common stock of the Company. Noncash personal benefits for the persons named above did not exceed the lesser of $50,000 or 10% of the cash compensation reported.

(2) These awards were based on fiscal 1997 performance. The amounts shown in this column were calculated by multiplying the number of shares issued by the closing market price ($17.50 per share) of the Company's common stock on the date of issuance. The shares awarded remain restricted for seven years.


     As of March 31, 1998, the number of restricted shares market value ($15.94 per share) of such shares held by the persons included in the table were as follows: Mr. Harrison 2,119 ($33,777), Mr. Coghill 4,737 ($75,508), Mr.
     Evins  2,833  ($45,158),  Mr.  Bicque  921  ($14,681)  and Mr.  Rehm  1,905
     ($30,366). Each recipient of restricted stock has all the rights, including voting and dividends, of other shareholders, subject to certain restrictions and forfeiture provisions.

(3) Mr. Harrison was elected President, Chief Executive Officer and Chief Financial Officer on August 13, 1996; from July 1995 to August 1996 he was Senior Vice President and Chief Financial Officer. He relinquished the position of Chief Financial Officer effective April 1, 1998.

(4) Mr. Evins resigned March 31, 1998 as a Director and as Tobacco Division Vice President and Regional Manager - North & Central America.

(5)  Mr. Rehm received both normal and sales incentive bonuses in fiscal 1996.

Option Grants During Year Ended March 31, 1998

     The following table summarizes all option grants during the year ended March 31, 1998 to the named executive officers:


                                                                                      Potential Realizable
                        Number of    % of Total                                         Value at Assumed
                         Shares        Options                                       Annual Rates of Stock
                        Underlying   Granted to    Exercise                          Price Appreciation for
                         Options    Employees in    or Base                               Option Term(2)
                         Granted     Fiscal Year   Price Per     Expiration       ---------------------------
Name                       (1)          1998         Share          Date              5%              10%
--------------------------------------------------------------------------------------------------------------
Robert E. Harrison       100,000       100.0%        $17.00    April 14, 2004      $692,000        $1,613,000

-----------------



(1) The stock option grant shown in this column was made in April 1997 pursuant to Mr. Harrison's employment agreement dated March 1997, and becomes exercisable in equal annual installments over three years from the date of grant, based on continued employment with the Company.

(2) The compounding assumes a seven-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information concerning holdings as of March 31, 1998, by the named executive officers. No named executive officer exercised options during the year ended March 31, 1998.


                                   Number of Unexercised Options at       Value of Unexercised In-the-Money
                                            March 31, 1998                  Options at March 31, 1998(1)
                                 ------------------------------------   -----------------------------------
Name                               Exercisable(2)   Unexercisable(2)    Exercisable(2)    Unexercisable(2)
-------------------              -----------------   ----------------   ----------------   ----------------
Robert E. Harrison                     33,333          67,667            $ -0-           $ -0-

---------------




(1) Calculated by subtracting the exercise price from the closing price of the Company's Common Stock as reported by the New York Stock Exchange on March 31, 1998 and multiplying the difference by the number of shares underlying each option.

(2) The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as appropriate) of unexercisable options.

Employment Agreement

     In March 1997, the Company entered into a three-year Employment Agreement with Robert E. Harrison, its President and Chief Executive Officer (and then Chief Financial Officer). The agreement provided for a base salary of $350,000 per year, annual cash bonuses upon achievement of performance goals, as determined by the Compensation Committee of the Board of Directors of the Company, and other employee benefits. In addition, the agreement, which was ratified by the Board of Directors on April 14, 1997, provides for the grant to Mr. Harrison of nonqualified options to purchase 100,000 shares of Common Stock of the Company at an exercise price equal to the fair market value as of the date of the grant. These options will become exercisable, based on Mr. Harrison's continued employment with the Company, in equal annual installments over a three-year period. Mr. Harrison's employment agreement is renewable for successive two-year periods after its initial three-year term. The agreement also contains a covenant by Mr. Harrison not to compete with the Company until one year after his termination, except if he is terminated by the Company without cause. The agreement also provides that in the event Mr. Harrison's employment is terminated by the Company without cause, he shall receive termination pay in a lump sum equal to two years' base salary and one year's bonus.

Retirement Plans

     There is a Defined Benefit Pension Plan provided for participating employees in the United States who retire directly from the Company or who terminate service with vested rights. The Company pays the full cost of the Plan, determined on the basis of an independent actuarial valuation, into an independently maintained trust fund. Generally, full-time salaried employees who are at least 21 years old and have been employed for at least one year are covered by the Plan. The right to receive benefits under the Plan is 100% vested after five years of service. The monthly benefit payable upon retirement is based on average compensation for the three highest years multiplied by various factors for each year of service up to 40. The definition of compensation includes amounts deferred under the 401(k) Savings Incentive Plan and Pretax Medical Plans, but excludes bonuses and other awards. The benefit normally is computed in the form of a straight-life annuity, or the actuarial equivalent thereof under other options specified in the Plan. In addition, an immediate benefit is provided to the surviving spouse upon death of an active or disabled participant. The maximum annual benefit payable from this Plan is limited by
Section 415 of the Internal Revenue Code to $130,000 in calendar 1998 ($125,000 in 1997 and $120,000 1996).

     A nonqualified Supplemental Retirement Plan provides such benefits from the Company's general funds as would otherwise be provided under the above tax-qualified Plan except for Internal Revenue Code limitations on amounts which may be paid out of a tax-qualified Plan.
     The table below shows representative total annual retirement benefits payable to an employee retiring in 1998 under the above Plans for specified levels of compensation and years of service computed as a straight-life annuity at age 65.



                              Years of Credited Service at Age 65
 Average       ------------------------------------------------------------------------
Compensation       15           20           25           30           35            40
---------------------------------------------------------------------------------------
 $100,000      $21,700    $  29,000    $  36,200     $  43,400    $  49,400    $  53,200
  150,000       34,100       45,500       56,800        68,200       77,700       83,300
  200,000       46,500       62,000       77,400        92,900      105,900      113,400
  250,000       58,800       78,500       98,100       117,700      134,200      143,500
  300,000       71,200       95,000      118,700       142,400      162,400      173,700
  350,000       83,600      111,500      139,300       167,200      190,700      203,800
  400,000       96,000      128,000      159,900       191,900      218,900      233,900


     As of March 31, 1998, Messrs. Harrison, Coghill, Evins, Bicque and Rehm had 2, 40, 2, 6 and 19 years of service, respectively, for pension purposes. The pensionable compensation covered by the U.S. and foreign retirement plans in 1998, 1997 and 1996 for each executive officer listed in the Summary Compensation Table is equal to the "salary" amount shown in the Table. Foreign pension plans use different formulae than the one used in preparing the above table. At March 31, 1998, Mr. Bicque had accrued annual benefits payable at age 65 of $22,200.

Performance Improvement Compensation Plan

     On August 11, 1992 the shareholders of the Company approved the adoption of a Performance Improvement Compensation Plan (the "Plan"), which is administered by the Compensation Committee of the Board of Directors. The Plan allows the grant of a number of different types of equity based compensation vehicles. Awards under the Plan may be made to participants in the form of incentive stock options, nonqualified stock options, discounted stock options, restricted stock, stock appreciation rights, phantom stock, stock awards, performance shares and deferred stock. A maximum of 500,000 shares of Common Stock may be issued under the Plan. To date there have been grants only of restricted stock awards.
     The restricted stock awards granted are subject to forfeiture for a period of seven years if a recipient's employment is terminated other than because of death, disability or retirement after age 62 under certain conditions. The Compensation Committee may also waive the restriction. The recipient of an award may vote the stock and is entitled to cash dividends.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The committees established by the Board of Directors to assist it in the discharge of its responsibilities are an Executive Committee, an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating Committee.

     The Executive Committee consists of J. Alec G. Murray, Marvin W. Coghill and Robert E. Harrison. This committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the last fiscal year, the committee acted on various matters by unanimous written consents.

     The Audit Committee, which met six times during the last fiscal year, consists of William S. Barrack, Jr., Charles H. Mullen, William S. Sheridan, Daniel M. Sullivan and William A. Ziegler, none of whom have ever been employees of the Company. This committee is primarily concerned with assisting the Board in fulfilling its fiduciary responsibilities relating to accounting policies and auditing and reporting practices, and assuring the independence of the Company's public accountants, the integrity of management and the adequacy of disclosure to shareholders. Its duties include recommending the selection of independent accountants, reviewing the scope of the audits and the results thereof, and reviewing the organization and scope of the Company's internal systems of financial control and accounting policies followed by the Company.

     The Compensation Committee, which met seven times during the last fiscal year, consists of William A. Ziegler, William S. Barrack, Jr., Charles H. Mullen and Daniel M. Sullivan. This committee is primarily concerned with administering the Performance Improvement Compensation Plan, determining compensation of executive officers and oversight of the Company's pension plans.

     The Finance Committee, which met four times during the last fiscal year, consists of Daniel M. Sullivan, William S. Barrack, Jr., Robert E. Harrison, Charles H. Mullen, William S. Sheridan and William A. Ziegler. Of the current membership on the Committee, only Mr. Harrison is an officer of the Company, and there are no interlocking relationships. This Committee is primarily
concerned with monitoring the financial  condition of the  Company;   making
recommendations   regarding  financial  needs,  business  planning  policies, capital expenditures, dividends, stock repurchases, relations with the financial community, mergers, acquisitions and other major projects; and management structure and policy development.

     The Nominating Committee, which met two times during the last fiscal year, consists of William A. Ziegler, Robert E. Harrison, Charles H. Mullen and J. Alec G. Murray. This committee is primarily concerned with recommending to the full Board of Directors candidates for election as directors. The Committee will consider candidates recommended by shareholders. Such recommendations should be sent to the Nominating Committee, c/o Henry C. Babb, Secretary, Standard Commercial Corporation, 2201 Miller Road, Wilson, North Carolina 27893.

     The Board of Directors held five meetings during the last fiscal year. During that year, each director was present at 75% or more of the meetings of the Board and its committees on which the director served.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by directors and executive officers. Except as described hereinafter, to the best of the Company's knowledge and belief, there were no late filings during fiscal 1998. Michael K. McDaniel filed a late Form 3 reporting his ownership of securities following his election as a Vice President of the Company in June 1997. In December 1997, Mr. Harrison, the Company's Chief Executive Officer, filed a late Form 4 reporting his acquisition of an aggregate of 500 shares during calendar 1996.

                             DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $15,000 for serving on the Board of Directors and $10,000 for serving on Committees of the Board, plus a fee of $750 for each meeting of the Board and $250 for each Committee meeting attended. On retirement after at least five years service as a nonemployee Director, they receive annually for the number of years equaling their years of service as a nonemployee director one half the retainer in effect at the time of retirement.

                          COMPENSATION COMMITTEE REPORT

     The   compensation   of  the  executive   officers  is  determined  by  the
Compensation Committee.

Compensation Objectives

     In determining the total compensation of an executive officer the Committee has in mind the necessity of attracting and retaining exceptionally competent employees and motivating them to achieve maximum profitability of the Company. Compensation paid comparable executive officers by competitors is taken into account, along with performance of the Company and the individual and of the activities for which he is responsible.

Compensation Arrangements

     Apart from benefits, which are dealt with in the accompanying tables, an executive officer's total compensation has consisted of base salary, cash bonus and awards of restricted shares of the Company's common stock under the Performance Improvement Compensation Plan.
     Base Salary. In determining base salaries for the executive officers, the Committee examines available reports regarding salaries paid by competitors and in industry generally and considers the executive officer's responsibilities, the past and present performance of the Company and the individual and of the activities for which he is responsible, and future potential.
     Cash Bonus. The same factors considered in determining base salaries are considered in determining cash bonuses paid to executive officers although somewhat more weight is given to immediate past performance of the individual and the activities for which he is responsible than in determining base salaries.
     Restricted Stock. At the annual meeting on August 11, 1992 the shareholders approved the Performance Improvement Compensation Plan (the "Plan"), authorizing the Committee to make effective for designated employees various arrangements based on shares of Company stock. On June 14, 1993 the Committee adopted the Restricted Stock Plan (the "RSP") as a means of awarding those employees, to the extent certain performance objectives are met, restricted shares of the Company's common stock pursuant to the Plan. In doing so, the Committee had in mind not only the objectives generally applicable to the Company's compensation arrangements, but causing participating employees to own more shares of the Company's stock than might otherwise be the case and to identify more closely with shareholder interests. The Company's executive officers are among those who have been designated as eligible to participate. The RSP calls for awards of restricted stock being made on the basis of overall Company performance in terms of return on net assets. No awards are made on account of a year in which return on net assets is not at least equal to a threshold figure. The Committee establishes a target return on net assets for the year and the pool that will be available if that target is achieved. Correspondingly more or fewer shares are awarded to the extent the target is exceeded or not achieved. The Committee has the discretion to adjust awards because of changed conditions or for other reasons. Shares awarded pursuant to the Plan remain restricted for seven years, except in the case of recognized exceptions. A total of 113,670 restricted shares were awarded in fiscal 1998 based on fiscal 1997 performance.

                     CHIEF EXECUTIVE OFFICER'S COMPENSATION

     In determining Mr. Harrison's compensation (including base salary, bonus and stock options) for the last fiscal year, the Committee took into consideration primarily the compensation paid to chief executive officers by the Company's principal competition and an appropriate relationship between Mr. Harrison's compensation and those of the executive officers reporting to him.
     Although no executive officer of the Company received compensation in fiscal 1998 in excess of the $1 million deductibility threshold established by
Section 162(m) of the Internal Revenue Code, the Committee will continue to consider the deductibility and performance-based compensation issues raised by
Section 162(m).

     This report has been provided by the Compensation Committee: William A. Ziegler, Chairman: William S. Barrack, Jr.; Charles H. Mullen; and Daniel M. Sullivan.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are currently William A. Ziegler, William S. Barrack, Jr., Charles H. Mullen and Daniel M. Sullivan. Messrs. Ziegler, Barrack, Mullen and Sullivan were not at any time during the fiscal year ended March 31, 1998 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                                PERFORMANCE GRAPH


         The following graph compares total return, including reinvestment of dividends, on the Company's Common Stock to the total returns of the Standard & Poor's 500 Stock Index and a Peer Group Index (PGI) (as defined below) for the last five fiscal years ending March 31, 1998. The comparison assumes a $100 investment on March 31, 1992 in (1) Standard Commercial Common Stock, (2) the Standard & Poor's 500 Index and (3) the PGI, and shows in each case the change in stock price and dividends paid (assuming dividend reinvestment) over the ensuing five years.


[line graph plot points below]


     NOTE: The past performance shown in the graph above is not necessarily indicative of future performance.



  FYE March 31   1993             1994             1995             1996             1997              1998
------------------------------------------------------------------------------------------------------------
  Standard       $ 91             $ 56             $ 49             $ 35             $ 72              $ 71

  S&P 500        $115             $117             $135             $179             $214              $275
  Peer Group     $109             $ 70             $ 81             $104             $131              $140

     The PGI combines the weighted total return, based on the average month-end market capitalization, of the other two leaf tobacco dealers (DiMon Incorporated and Universal Corporation) publicly traded in the United States.

     Anything to the contrary notwithstanding in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report and Performance Graph shall not be incorporated by reference into any such filings nor shall they constitute soliciting material.

                             VOTING RIGHTS AND PROXY

     On June 11, 1998, the Company had outstanding 12,809,763 shares of common stock, all of one class and each share entitled to one vote. Shares cannot be voted at the meeting unless the owner is present or represented by proxy. A proxy may be revoked by the shareholder at any time before it is voted.
     The election of directors requires a plurality of the votes cast and the appointment of the Company's auditors requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and votes withheld, as well as broker nonvotes will be counted only in determining the presence of a quorum.
     Unless a shareholder specifies otherwise in a proxy, it will be voted FOR the election as director of the three nominees listed under the caption "Election of Directors" herein and FOR approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1999.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP audited the financial statements of the Company in 1998 and, subject to shareholder ratification, the Board of Directors has reappointed this firm as the Company's Independent Public Accountants for fiscal 1999. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and will have an opportunity to respond to questions relating to their audit of the Company's financial statements and to make a statement if they so desire.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company before February 26, 1999. To be included, all such proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested shareholders to that Rule. In addition, the Company's Bylaws require that shareholders give advance notice and furnish certain information to the Company in order to bring a matter of business before an annual meeting or to nominate a person for election as a director.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company may solicit proxies in person or by telephone.
     At the time of mailing this Proxy Statement, the management is not aware of any matters not referred to herein to be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by the proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.





                                                                   Henry C. Babb
June 26, 1998                                                      Secretary

                         STANDARD COMMERCIAL CORPORATION
               Proxy solicited on behalf of the Board of Directors


     The undersigned hereby appoints Henry C. Babb and Keith H. Merrick proxies, each with full power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of STANDARD COMMERCIAL CORPORATION to be held at the Wilson Country Club off West Nash Road in Wilson, North Carolina, on August 11, 1998 and at any adjournments thereof.


  (1) ELECTION OF DIRECTORS:         [ ] FOR all nominees listed below                    [ ] VOTE WITHHOLD
    (INSTRUCTION: To withhold vote for individual nominee(s), strike a line through the name(s) in the list below.)

  Three-year terms expiring in 2001: William S. Barrack, Jr., Charles H. Mullen, J. Alec G. Murray and William S. Sheridan

  (2) Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1999.
        [ ] FOR                                [ ] AGAINST                      [ ] ABSTAIN

  (3) In the discretion of such proxies, upon such other business as may properly come before the meeting.

                (continued, and to be signed on the other side)



                           (Continued from other side)


     A MAJORITY OF SAID PROXIES OR THEIR
SUBSTITUTES WHO SHALL BE PRESENT AND
ACT, OR IF ONLY ONE SHALL BE PRESENT AND
ACT, THEN THAT ONE SHALL HAVE AND MAY
EXERCISE ALL THE POWERS OF SAID PROXIES
HEREUNDER.


                                         Dated___________________________ , 1998



                                       ---------------------------------------
                                                    [Signature(s)]




                                       ---------------------------------------
                                                    [Signature(s)]


                                         Please date and sign as name(s) appear
                                         hereon. When shares are held by joint
                                         tenants, both should sign. When
                                         signing on behalf of a corporation,
                                         partnership, estate, trust or other
                                         shareholder, state your capacity or
                                         otherwise indicate that you are
                                         authorized to sign.


NOTE: PLEASE COMPLETE, SIGN AND RETURN AS SOON AS POSSIBLE IN ENCLOSED ENVELOPE.